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                                                                   EXHIBIT 25.7

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee
                             -----------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)____
                            -------------------------

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   95-4655078
                      (I.R.S. Employer Identification No.)

                101 California Street, San Francisco, California
                    (Address of principal executive offices)

                                      94111
                                   (Zip Code)
                               ------------------

                           BERGEN BRUNSWIG CORPORATION
               (Exact name of Obligor as specified in its charter)

                                   New Jersey
         (State or other jurisdiction of incorporation or organization)

                                   22-1444512
                      (I.R.S. Employer Identification No.)

                             4000 Metropolitan Drive
                               Orange, California
                    (Address of principal executive offices)

                                   92668-3510
                                   (Zip Code)

                        --------------------------------

              Preferred Securities Guarantee-Bergen Capital Trust II
                         (Title of Indenture securities)


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Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.
            Board of Governors of the Federal Reserve System, Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 4.     Trusteeships under Other Indentures

      (a) Title of securities outstanding under each such indenture. $8,425,000 6-7/8% Exchangeable Subordinated Debentures due 2011 issued under Indenture dated as of July 15, 1986. $100,000,000 7-1/4% Senior Notes due 6/1/2005 and $150,000,000 7-3/8% Senior
            Notes due 2003 issued under Indenture dated as of December 1, 1992.

Item 16.    List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility.

      Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
                  Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

      Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 5.  Not Applicable

      Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).


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      Exhibit 7.  A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      Exhibit 8.  Not Applicable

      Exhibit 9.  Not Applicable


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                                 SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 11th day of May 1999.

                                   CHASE MANHATTAN BANK AND TRUST
                                   COMPANY, NATIONAL ASSOCIATION


                                     By   /s/ James Nagy
                                        -------------------------------
                                        James Nagy
                                        Assistant Vice President


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Exhibit 7. Report of Condition of the Trustee.
================================================================================

Consolidated Report of Condition of Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                                   (Legal Title)

Located at 1800 Century Park East, Ste. 400      Los Angeles,     CA     94111
           ---------------------------------------------------------------------
                    (Street)                       (City)       (State)  (Zip)

as of close of business on    March 31, 1999
                           --------------------

================================================================================
================================================================================
ASSETS DOLLAR AMOUNTS IN THOUSANDS

1.    Cash and balances due from
      a.    Noninterest-bearing balances and currency and
            coin (1,2)                                                     2,305
      b.    Interest bearing balances (3)                                      0
2.    Securities
      a.    Held-to-maturity securities (from Schedule RC-B,
            column A)                                                          0
      b.    Available-for-sale securities (from Schedule
            RC-B, column D)                                                1,102
3.    Federal Funds sold (4) and securities purchased
      agreements to resell                                                64,250
4.    Loans and lease financing receivables:
      a.    Loans and leases, net of unearned income (from
            Schedule RC-C)                                          162
      b.    LESS: Allowance for loan and lease losses                 0
      c.    LESS: Allocated transfer risk reserve                     0
      d.    Loans and leases, net of unearned income,
            allowance, and reserve (item 4.a minus 4.b and
            4.c)                                                             162
5.    Trading assets                                                           0
6.    Premises and fixed assets (including capitalized
      leases)                                                                280
7.    Other real estate owned (from Schedule RC-M)                             0
8.    Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M)                                0
9.    Customers liability to this bank on acceptances
      outstanding                                                              0
10.   Intangible assets (from Schedule RC-M)                               1,292
11.   Other assets (from Schedule RC-F)                                    2,111
12a.       TOTAL ASSETS                                                   71,502


(1)   includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b
(3)   includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.


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LIABILITIES

13.   Deposits:
      a.    In domestic offices (sum of totals of columns A
            and C from Schedule RC-E)                                     41,121
            (1)   Noninterest-bearing                             6,008
            (2)   Interest-bearing                               35,113
      b.    In foreign offices, Edge and Agreement
            subsidiaries, and IBF'
            (1)   Noninterest-bearing
            (2)   Interest-bearing
14.   Federal funds purchased (2) and securities sold under
      agreements to repurchase                                                 0
15.   a.    Demand notes issued to the U.S. Treasury                           0
      b.    Trading liabilities                                                0
16.   Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases):
      a.    With a remaining maturity of one year or less                      0
      b.    With a remaining maturity of more than one year
            through three years                                                0
      c.    With a remaining maturity of more than three
            years                                                              0
17.   Not applicable
18.   Bank's liability on acceptances executed and
      outstanding                                                              0
19.   Subordinated notes and Debentures (3)                                    0
20.   Other liabilities (from Schedule RC-G)                               5,058
21.   Total liabilities (sum of items 13 through 20)                      46,179
22.   Not applicable

EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus                            0
24.   Common stock--                                                         600
25.   Surplus (exclude all surplus related to preferred
      stock)                                                              12,590
26.   a.    Undivided profits and capital reserves                        12,133
      b.    Net unrealized holding gains (losses) on
            available-for-sale securities                                      0
27.   Cumulative foreign currency translation adjustments
28.   a.    Total equity capital (sum of items 23 through 27)             25,323
29.   Total liabilities, equity capital, and losses deferred
      pursuant to 12 U.S.C. 1823 (j) (sum of items 21 and
      28.c)                                                               71,502

Memorandum
     To be reported only with the March Report of Condition
     1.  Indicate in the box at the right the number of the statement below that best describes The most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
         during 1998                                                           2


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